Exhibit 10.4

EXECUTION VERSION

AMENDED AND RESTATED MICHAEL KORS (USA), INC.

STOCK OPTION PLAN

Section 1. Purpose

The Plan authorizes the Option Committee to provide persons or entities that are providing, or have agreed to provide, services to the Company or its Affiliates, who are in a position to contribute to the long-term success of the Company or its Affiliates, with Options to acquire Shares. The Company believes that this incentive program will cause those persons to increase their interest in the welfare of the Company and its Affiliates, and aid in attracting, retaining and motivating persons of outstanding ability.

The Plan, which was originally adopted on April 15, 2008, was amended and restated effective as of July 11, 2011 to reflect the internal corporate restructuring of MKHL (as defined herein) and certain affiliates of Michael Kors Corporation whereby such affiliates were merged into MKHL, resulting in certain indirect equity owners of MKHL becoming direct shareholders of MKHL.

Section 2. Definitions

Capitalized terms used herein shall have the meanings set forth in this Section.

(a) “Affiliate” shall mean any person or entity that, either directly or indirectly through one or more intermediaries, (i) controls the Company, or (ii) is controlled by the Company or a person described in clause (i).

(b) “Annual Performance Goal” shall mean an annual divisional pre-tax profit (or controllable expenses for corporate departments) budget as determined by the Option Committee. The Annual Performance Goal shall be established in advance of each Fiscal Year as the budget goal consistent with the Company’s established budget process.

(c) “Applicable Securities” shall have the meaning set forth in Section 2(e).

(d) “Cause” means, in the case of a Grantee who has an employment agreement with the Company or an Affiliate in effect at the time of his termination of employment, the definition of “Cause” set forth in such employment agreement. Otherwise, “Cause” means: (i) Grantee’s gross negligence or willful misconduct, or willful failure to substantially perform Grantee’s duties as an Employee of the Company or any of its Affiliates (other than due to physical or mental illness or incapacity), (ii) Grantee’s conviction of, or plea of guilty or nolo contendere to a felony (or the equivalent of a felony in a jurisdiction other than the United States), (iii) Grantee’s willful breach of a material provision of the Plan or the Grant Certificate or any employment or other agreement with the Company or any of its Affiliates, (iv) Grantee’s willful violation of the Company’s written policies that the Option Committee determines is detrimental to the best interests of the Company; (v) Grantee’s fraud or misappropriation, embezzlement or material misuse of funds or property belonging to the Company or its Affiliates; (vi) Grantee’s use of alcohol or drugs that interferes with the performance of Grantee’s duties as an Employee of the Company or any of its Affiliates; or (vii) any action or conduct of Grantee that materially adversely affects the integrity and reputation of the Company or its Affiliates, their employees or their products, as determined by the Option Committee.

(e) “Change in Control” means the occurrence of all of the following: (i) the direct or indirect beneficial owners (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the outstanding securities of MKHL on April 15, 2008 other than Mr. Michael Kors (the “Applicable Securities”), and such beneficial owners’ affiliates (the “SHL Fashion Holders”), directly or indirectly sell, transfer or otherwise dispose of, measured on a cumulative basis, to one or more individuals, entities or groups (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (each, a “Person”)) other than the SHL Fashion Holders, at least 60% of the combined voting power of the Applicable Securities; (ii) Mr. John Idol and Mr. Michael Kors no longer collectively have direct or indirect beneficial ownership, in the aggregate, of at least 20% of the combined voting power of MKHL’s outstanding securities; and (iii) a Person other than the SHL Fashion Holders becomes the direct or indirect beneficial owner of a percentage of the combined voting power of MKHL’s outstanding securities that is greater than the percentage of the combined voting power of MKHL’s outstanding securities beneficially owned directly or indirectly by the SHL Fashion Holders.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Company” shall mean Michael Kors (USA), Inc., a corporation organized under the laws of the State of Delaware.

(h) “Determination Date” shall mean, with respect to any given Fiscal Year, the date on which the Company determines that the Annual Performance Goal has been achieved for such Fiscal Year. Unless otherwise determined by the Option Committee, such determination shall be made as soon as administratively feasible after, but not earlier than 90 days after, the end of such Fiscal Year.

(i) “Employee” shall mean any person or entity that is providing, or has agreed to provide, services to the Company or any of its Affiliates, whether as an employee, director or independent contractor.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Exercise Right” shall have the meaning set forth in Section 5(c).

(l) “Fair Market Value” of a Share on any given date shall be determined by the Option Committee, in its sole discretion.

(m) “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets and any other entity in which these persons (or the Grantee) own more than 50% of the voting interests.

(n) “First Catchup Determination Date” shall have the meaning set forth in Section 6(a)(iii).

(o) “First Unvested Tranche” shall have the meaning set forth in Section 6(a)(iii).

(p) “Fiscal Year” shall mean the fiscal year of the Company, which on the date hereof is the period beginning on or about April 1 and ending on or about March 30.

(q) “General Termination” shall have the meaning set forth in Section 5(c).

(r) “Grant Certificate” shall mean a certificate accepted by the Grantee, or other written agreement between the Company and the Grantee, evidencing the grant of an Option hereunder and containing such terms and conditions, not inconsistent with the express provisions of the Plan, as the Option Committee shall approve.

(s) “Grantee” shall mean an Employee granted an Option under the Plan.

(t) “Initial CIC Payment” shall have the meaning set forth in Section 8(a).

(u) “IPO” shall mean the consummation of an initial underwritten public offering by MKHL (or any corporate successor of MKHL) of its Shares (or a successor security) pursuant to a registration statement (other than a registration statement relating solely to an employee benefit plan) that has been filed under the Securities Act and declared effective by the Securities and Exchange Commission.

(v) “MKHL” shall mean Michael Kors Holdings Limited, a corporation organized under the laws of the British Virgin Islands.

(w) “Option Committee” shall mean the Board of Directors of the Company, or such committee as may be appointed by the Board of Directors.

(x) “Options” shall refer to options to purchase Shares issued under and subject to the Plan.

(y) “Person” shall have the meaning set forth in Section 2(e).

(z) “Plan” shall mean this Amended and Restated Michael Kors (USA), Inc. Stock Option Plan as set forth herein and as amended from time to time.

(aa) “Repurchase Payment” shall have the meaning set forth in Section 5(c)(i).

(bb) “Second Catchup Determination Date” shall have the meaning set forth in Section 6(a)(iii).

(cc) “Second Unvested Tranche” shall have the meaning set forth in Section 6(a)(iii).

(dd) “Securities Act” shall mean the Securities Act of 1933, as amended.

(ee) “Share” shall mean an ordinary share of MKHL, no par value.

(ff) “Shareholder Net Equity” shall mean the shareholder net equity for MKHL, as determined for financial statement reporting purposes for any given Fiscal Year. For the Fiscal Year ended March 31, 2007, Shareholder Net Equity shall be $431 million.

(gg) “SHL Fashion Holders” shall have the meaning set forth in Section 2(e).

(hh) “Spread” shall have the meaning set forth in Section 5(c).

(ii) “Underwriters Agreement” shall have the meaning set forth in Section 9(b).

(jj) “12h-1(f) Exemption” means the exemption from registration under Section 12(g) of the Exchange Act by operation of Rule 12h-1(f) of the Exchange Act.

Section 3. Shares Available under the Plan

Subject to the provisions of Section 7, the total number of Shares with respect to which Options may be granted under the Plan shall not exceed 6,310,743. If, prior to exercise, any Options are forfeited, lapse or terminate for any reason, the Shares covered thereby may again be available for Option grants under the Plan.

Section 4. Administration of the Plan

(a) Authority of the Option Committee. The Plan shall be administered by the Option Committee. The Option Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select the Employees to whom Options may be granted;

(ii) to determine the number of Shares subject to each such Option;

(iii) to determine the terms and conditions of any Option granted under the Plan, including the exercise price, vesting schedules, conditions relating to exercise and termination of the right to exercise;

(iv) to determine the restrictions or conditions related to the delivery, holding and disposition of Shares acquired upon exercise of an Option;

(v) to prescribe the form of each Grant Certificate;

(vi) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Option Committee may deem necessary or advisable to administer the Plan;

(vii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Option, Grant Certificate or other instrument hereunder; and

(viii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Option Committee may deem necessary or advisable for the administration of the Plan.

(b) Manner of Exercise of Option Committee Authority. Any action of the Option Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, Grantees and any person claiming any rights under the Plan from or through any Grantee, except to the extent the Option Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Option Committee must or may make any determination shall be determined by the Option Committee, and any such determination may thereafter be modified by the Option Committee (subject to Section 12). The express grant of any specific power to the Option Committee, and the taking of any action by the Option Committee, shall not be construed as limiting any power or authority of the Option Committee. The Option Committee may delegate to officers or managers of the Company or any of its Affiliates the authority, subject to such terms as the Option Committee shall determine, to perform such functions as the Option Committee may determine, to the extent permitted under applicable law.

(c) Limitation of Liability. Each member of the Option Committee shall be entitled to rely or act in good faith upon any report or other information furnished to him by any officer or other employee of the Company or any of its Affiliates, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. To the fullest extent permitted by applicable law, no member of the Option Committee, nor any officer or employee of the Company acting on behalf of the Option Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Option Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

Section 5. Option Terms

Unless otherwise determined by the Option Committee and set forth in a Grant Certificate, Options granted under the Plan shall contain the following terms and conditions:

(a) Exercise Price. The exercise price per Share subject to an Option granted to an Employee shall be no less than the Fair Market Value per Share as of the date the Option is granted.

(b) Termination. Options shall terminate on the earliest occurrence of any of the following:

(i) termination of Grantee’s employment by the Company and its Affiliates for Cause;

(ii) Grantee’s voluntary termination of employment with the Company and its Affiliates;

(iii) solely with respect to unvested Options, Grantee’s General Termination;

(iv) prior to an IPO, upon the Company’s exercise of an Exercise Right pursuant to Section 5(c);

(v) following an IPO, upon the latest of:

(1) 90 days following Grantee’s termination of employment with the Company and its Affiliates (one year in case of termination due to death or disability) and, if Grantee dies following termination while holding a vested Option, one year from date of death,

(2) 90 days following consummation of the IPO, or

(3) 30 days following expiration of any applicable underwriter-imposed restriction on the sale of Shares undertaken in connection with an IPO;

(vi) the tenth anniversary of the date of grant; and

(vii) cancellation, termination or expiration of the Options pursuant to action taken by the Option Committee in accordance with Section 10.

(c) Company Exercise Right. The Company shall have the right (but not the obligation) (an “Exercise Right”) within 180 days following a Grantee’s termination of employment with the Company and its Affiliates (X) without Cause or (Y) by reason of death or disability, (each, a “General Termination”) prior to an IPO or a similar event to provide that the Grantee’s vested Options shall be automatically exercised on a stock-settled “stock appreciation right” basis (that is, the Grantee shall be deemed to have received a number of Shares with a Fair Market Value equal to the excess, if any, of the Fair Market Value of the Shares subject to the vested Options over the exercise price (the “Spread”) on the date of termination), and the Company shall automatically repurchase the Shares deemed to be received through such exercise in exchange for a cash payment equal to the Fair Market Value of such Shares determined on the date of the Exercise Right, as follows:

(i) The Grantee shall receive a repurchase payment (the “Repurchase Payment”) equal to the Fair Market Value of 25% of the Shares acquired on such exercise as of the date of the Exercise Right.

(ii) The Grantee shall receive upon each of the three successive anniversaries of the Grantee’s termination of employment subsequent Repurchase Payments equal to the Fair Market Value of 25% of the Shares acquired on such exercise as of the date of the Exercise Right.

The amount of the initial Repurchase Payment (under Section 5(c)(i)) may be increased (and the amount of subsequent Repurchase Payments ratably decreased) in the sole discretion of the Option Committee in order to insure that the Grantee shall receive sufficient amounts to cover the Grantee’s current tax obligations arising as a result of the exercise of the Option Exercise Right.

(d) Tax Status. No Option granted under the Plan shall be an incentive stock option under Section 422 of the Code.

Section 6. Conditions to Exercise of Options

(a) Except to the extent otherwise set forth in an applicable Grant Certificate, an Option shall vest (subject to subsequent termination and forfeiture pursuant to Section 5(b)):

(i) if such Option is granted prior to December 1 of the Company’s Fiscal Year, 20% on the Determination Date for such Fiscal Year and

(ii) if such Option is granted on or after December 1 of the Company’s Fiscal Year, 20% on the Determination Date for the Company’s Fiscal Year next following the Fiscal Year in which the Option was granted and

(iii) 20% on each of the next four Fiscal Year Determination Dates;

provided, that vesting of an Option with respect to any given Fiscal Year shall be subject to Grantee’s continued employment with the Company or an Affiliate on each such Determination Date and subject in each case to the satisfaction of the applicable Annual Performance Goal with respect to each 20% tranche of such Option; provided further, that if on any of such Determination Dates an Annual Performance Goal is not achieved, and a tranche of the Option therefore does not vest on such Determination Date, such tranche shall nevertheless vest on a subsequent Determination Date on which an Annual Performance Goal is determined to have been achieved in respect of such subsequent Fiscal Year subject to the following conditions: (x) the Grantee is still employed by the Company or an Affiliate on such applicable subsequent Determination Date, (y) the Option has not otherwise terminated pursuant to Section 5(b) and (z) no more than one tranche of the Option may vest on a single Determination Date. For illustrative purposes only, and assuming the Grant Certificate does not contain any terms different or inconsistent with the provisions of this Section 6, if the applicable Annual Performance Goal was achieved in respect of three (but was not achieved in respect of two) of the first five relevant Fiscal Years (either including or excluding the Fiscal Year in which the Option was granted as required by Section 6(a)(i) or 6(a)(ii) as applicable), and the Grantee was still employed by the Company at such time and the Option had not been terminated pursuant to Section 5(b), then the first of the two tranches of the Option that still remained unvested after the occurrence of the Determination Dates for such first five Fiscal Years (the “First Unvested Tranche”) shall vest on the first Determination Date to occur for a subsequent Fiscal Year in respect of which an Annual Performance Goal has been achieved (the “First Catchup Determination Date”), and the second of the two tranches of the Option that still remained unvested after the occurrence of the Determination Dates for such first five Fiscal Years (the “Second Unvested Tranche”) shall vest on the first Determination Date to occur for a Fiscal Year (subsequent to the Fiscal Year in respect of which the First Unvested Tranche vested) in respect of which an Annual Performance Goal has been achieved (the “Second Catchup Determination Date”), provided that the conditions described in clauses (x) and (y) of the immediately preceding sentence are satisfied on the First Catchup Determination Date and Second Catchup Determination Date, respectively.

(b) In the event that Grantee is responsible for more than one division, Grantee’s Options shall vest pro-rata to reflect the achievement of the Annual Performance Goal applicable in respect of each division (or controllable expense) based on Grantee’s allocation of salary, or other allocation as determined by the Option Committee.

(c) If a Grantee experiences a General Termination at a point when at least nine months of a Fiscal Year have elapsed, the Option Committee (i) shall determine in its sole discretion the extent to which the Grantee’s Annual Performance Goal for the Fiscal Year of the General Termination had been met, based upon annualized results through the date of the General Termination as determined by the Option Committee based on such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Grantee to receive vesting credit to the extent it determines that such Annual Performance Goal has been achieved. If a Grantee experiences a General Termination at a point when less than nine months of a Fiscal Year have elapsed, the Annual Performance Goal for the Fiscal Year of the General Termination shall be deemed not to have been met.

(d) No Options may be exercised prior to an IPO or another event following which the Shares are listed and traded on a national securities exchange. Once an Option becomes exercisable, only the vested portion of any Option may be exercised. A Grantee shall exercise an Option by delivery of written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, together with cash, a certified check or bank draft payable to the order of the Company for an amount equal to the sum of the exercise price for such Shares and any income taxes (subject to Section 6(e)) and/or employment taxes required to be withheld. The Option Committee may, in its sole discretion, permit other forms of payment in a Grant Certificate or otherwise, including without limitation: (A) notes or other contractual obligations of a Grantee to make payment on a deferred basis, (B) other property having a fair market value on the date of exercise equal to the exercise price of the Option, (C) if there is a public market for the Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the exercise price of the Option or (D) by means of a “net exercise” procedure approved by the Option Committee.

(e) Before the Company issues any Shares to the Grantee pursuant to the exercise of an Option, the Company shall have the right to require that the Grantee make such provision, or furnish the Company such authorization, necessary or desirable so that the Company may satisfy its obligation under applicable tax laws to withhold for income or other taxes due upon or incident to such exercise. The Option Committee, may, in its sole discretion, permit such withholding obligation to be satisfied through the withholding of Shares that would otherwise be delivered upon exercise of the Option, provided, however, that, the number of Shares so withheld shall not have an aggregate Fair Market Value on the date of such withholding in excess of the minimum required withholding obligation with respect to the Option.

Section 7. Adjustment Upon Changes in Capitalization

In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Shares or other securities, any stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution or other similar transactions or events, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Option Committee shall make an equitable adjustment in (i) the number and kind of Shares deemed to be available thereafter for grants of Options under Section 3, (ii) the number and kind of Shares that may be delivered or deliverable in respect of outstanding Options and (iii) the exercise price; provided, however, that the manner of any such equitable adjustment shall be determined in the sole discretion of the Option Committee. In addition, the Option Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options (including, without limitation, cancellation of Options in exchange for the in-the-money value, if any, of the vested portion thereof, cancellation for no consideration of unvested and/or out-of-the-money options, substitution of Options using securities of a successor or other entity, acceleration of the time that Options expire, or adjustment of performance targets) in recognition of unusual or nonrecurring events (including, without limitation, a Change of Control, or an event described in the preceding sentence) affecting the Company or any Affiliate of the Company or the financial statements of the Company or any Affiliate of the Company, or in response to changes in applicable laws, regulations or accounting principles.

In the event that a recapitalization or similar event results in two or more classes of Shares remaining outstanding immediately following an IPO, the Options shall be automatically adjusted as necessary to ensure that only the publicly-traded class of Shares of MKHL may be acquired upon exercise of an Option. The Option Committee shall make an equitable adjustment, as determined in its sole discretion, to outstanding Options previously granted hereunder to reflect any amendment to the Plan undertaken upon or following an IPO.

Section 8. Effect of Change in Control

Upon a Change in Control occurring prior to an IPO, a Grantee’s Options (whether vested or unvested) shall be automatically exercised on a stock-settled “stock appreciation right” basis (that is, the Grantee shall be deemed to have received a number of shares of Shares with a Fair Market Value equal to the Spread on the date of the Change in Control), and the Company shall automatically repurchase the Shares deemed to be received through such exercise in exchange for a cash payment equal to the Fair Market Value of such Shares, as follows:

(a) The Grantee shall receive an initial cash payment (the “Initial CIC Payment”) equal to the Fair Market Value of that portion of the Shares acquired on such exercise attributable to the exercise of the greater of (1) the vested portion of the Grantee’s Options as of the Change in Control and (2) 50% of the Grantee’s Options; provided, however, that the Initial CIC Payment will be adjusted upwards in the Option Committee’s discretion to ensure that the Grantee receives sufficient amounts to meet tax obligations arising in respect of the automatic exercise of his Options.

(b) The Grantee shall thereafter receive cash payments, ratably on each of the first three anniversaries of the Change in Control, in an aggregate amount equal to the excess of the Fair Market Value of all the Shares deemed acquired on such exercise over the amount of the Initial CIC Payment. Each payment shall be subject to continued employment with the Company and its Affiliates at the time of payment. In the event Grantee’s employment with the Company and its Affiliates is terminated without Cause, such payments shall not be forfeited to the extent that vesting would have occurred (at the time the payment is to be made) in accordance with the vesting schedule at the time the options were granted.

(c) If the consideration paid on a Change in Control is in the form of securities and not cash, then payments to Grantees hereunder shall be in the form of such securities, so long as they are marketable and registered.

Section 9. Restrictions on Shares

(a) Restrictions on Issuing Shares. No Shares shall be issued or transferred to a Grantee under the Plan unless and until all applicable legal requirements have been complied with to the satisfaction of the Option Committee. The Option Committee shall have the right to condition the exercise of any Option on the Grantee’s undertaking in writing to comply with such restrictions on any subsequent disposition of the Shares issued or transferred thereunder as the Option Committee shall deem necessary or advisable as a result of any applicable law, regulation, official interpretation thereof, or any underwriting agreement.

(b) Post-IPO Restrictions. Options shall remain outstanding upon an IPO and shall be adjusted as the Option Committee deems necessary or appropriate in its sole discretion if common stock other than the Shares are the subject of the IPO or if the common stock of a legal entity other than MKHL are the subject of the IPO. If so required by an agreement MKHL, the Company or an Affiliate executes with an underwriter in connection with an IPO (an “Underwriters Agreement”), the transfer, sale or hypothecation of Shares acquired through the exercise of an Option shall be restricted as required to comply with the terms of the Underwriters Agreement.

Section 10. Misconduct of Grantee

Notwithstanding anything to the contrary in the Plan, the Option Committee, in its sole discretion, may establish procedures, at or before the time that an Option is granted (or, with the consent of the Grantee, after such time), in the applicable Grant Certificate or in a separate agreement, providing for the forfeiture or cancellation of such Option (whether vested or unvested), or the disgorgement of gains from the exercise, vesting or settlement of the Option, in each case to be applied if the Grantee engages in conduct detrimental to the Company. For purposes of this Plan, conduct detrimental to the Company shall include Grantee’s breaches of any restrictive covenants on competition, solicitation of employees or clients, or confidential information, and may include conduct that the Option Committee in its sole discretion determines (a) to be injurious or prejudicial to any interest of the Company or any of its Affiliates, or (b) to otherwise violate a policy, procedure or rule applicable to the Grantee with respect to the Company or any of its Affiliates, or if the Grantee’s employment with the Company and its Affiliates is terminated for Cause. Notwithstanding any of the foregoing to the contrary, the Company shall retain the right to bring an action at equity or law to enjoin Grantee’s misconduct and recover damages resulting from such misconduct.

Section 11. General Provisions

(a) Each Option shall be evidenced by a Grant Certificate. The terms and provisions of such certificates may vary among Grantees and among different Options granted to the same Grantee.

(b) The grant of an Option in any year shall not give the Grantee any right to similar grants in future years, any right to continue such Grantee’s employment relationship with the Company or its Affiliates, or, until such Option is exercised and Shares are issued, any rights as a stockholder of the Company. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect. For purposes of the Plan, a sale of any Affiliate of the Company that employs or engages a Grantee shall be treated as the termination of such Grantee’s employment or engagement.

(c) No Grantee, and no beneficiary or other persons claiming under or through the Grantee, shall have any right, title or interest by reason of any Option to any particular assets of the Company or Affiliates of the Company, or any Shares allocated or reserved for the purposes of the Plan or subject to any Option except as set forth herein. The Company shall not be required to establish any fund or make any other segregation of assets to assure satisfaction of the Company’s obligations under the Plan.

(d) No Option may be sold, transferred, assigned, pledged or otherwise encumbered, except by will or the laws of descent and distribution, and an Option shall be exercisable during the Grantee’s lifetime only by the Grantee. Upon a Grantee’s death, the estate or other beneficiary of such deceased Grantee shall be subject to all the terms and conditions of the Plan and Grant Certificate, including the provisions relating to the termination of the right to exercise the Option. Each Grantee may file with the Option Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Option, if any, due under the Plan upon his death. A Grantee may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Option Committee. The last such designation received by the Option Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Option Committee prior to the Grantee’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Grantee, the beneficiary shall be deemed to be his or her spouse or, if the Grantee is unmarried at the time of death, his or her estate.

(e) Notwithstanding anything to the contrary in the Plan, any Grant Certificate or any charter, by-laws or other instrument or document governing or applicable to the Options or Shares, if and to the extent the Option Committee determines that it is necessary to rely on the 12h-1(f) Exemption with respect to the Options outstanding under the Plan, each Option, including any Option granted prior to, on or after the date of any such determination by the Option Committee, shall be subject to the following conditions: (1) The Options and, prior to exercise, the Shares to be issued upon exercise of the Options shall be restricted as to transfer by the Grantee other than to persons who are Family Members through gifts or domestic relations orders, or to an executor or guardian of the Grantee upon the death or disability of the Grantee until MKHL becomes subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act or is no longer relying on the 12h-1(f) Exemption; provided that the Grantee may transfer the Options to MKHL, or in connection with a change of control or other acquisition transaction involving MKHL, if, after such transaction, the Options no longer will be outstanding, and MKHL no longer will be relying on the 12h-1(f) Exemption. (2) In addition, the Options, and the Shares issuable upon exercise of such Options, will be restricted as to any pledge, hypothecation or other transfer, including any short position, any “put equivalent position” (as defined in Rule 16a-1(h) of the Exchange Act), or any “call equivalent position” (as defined in Rule 16a-1(b) of the Exchange Act) by the Grantee prior to exercise of an Option, except in the circumstances permitted in clause (1) above, until the Company becomes subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act or is no longer relying on the 12h-1(f) Exemption.

(f) Once MKHL is relying on the 12h-1(f) Exemption, until MKHL becomes subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act or is no longer relying on the 12h-1(f) Exemption, MKHL will, subject to the third to last sentence of this Section 11(f), provide to each Grantee the information described in Rules 701(e)(3), (4) and (5) under the Securities Act (described below), every six months with the financial statements required to be provided thereunder being not more than 180 days old and with such information provided either by physical or electronic delivery to each Grantee or by written notice to each Grantee of the availability of the information on an Internet site that may be password-protected and of any password needed to access the information. As of the date of the adoption of this amended and restated Plan, the information described in Rules 701(e)(3), (4), and (5) consists of (1) information about the risks associated with investment in Options and the Shares purchased upon exercise of an Option and (2) MKHL’s financial statements required to be furnished by Part F/S of Form 1-A under Regulation A of the Securities Act. MKHL may request that the Grantee agree to keep the information to be provided pursuant to this Section 11(f) confidential and shall not be required to provide such information if a Grantee does not agree to keep the information confidential. It is intended that the provisions of Section 11(e) and 11(f) comply with the 12h-1(f) Exemption, and such provisions shall be construed and interpreted in a manner consistent with the requirements for compliance with the 12h-1(f) Exemption. The Option Committee may modify or amend the provisions of Section 11(e) and 11(f) (and any Grant Certificate) as the Company deems necessary or desirable to conform to the requirements of the 12h-1(f) Exemption as it may be revised from time to time.

(g) The Plan shall be governed by and construed in accordance with the internal laws of the State of New York.

(h) No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Affiliate except as otherwise specifically provided in such other plan.

(i) For all purposes herein, a person who transfers from employment or service with the Company to employment or service with an Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company or an Affiliate.

(j) If any provision of the Plan or any Grant Certificate is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Option Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Option Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

(k) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(l) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Optionee is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such Optionee in connection with the Plan or any other Plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Optionee (or any beneficiary) harmless from any or all of such taxes or penalties. Notwithstanding other provisions of the Plan or any Grant Certificates thereunder, no Option shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Grantee. In the event that it is reasonably determined by the Option Committee that, as a result of Section 409A of the Code, payments in respect of any Option under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Grant Certificate, as the case may be, without causing the Grantee holding such Option to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Grantee incurring any tax liability under Section 409A of the Code.

(m) The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

Section 12. Amendment or Termination

The Option Committee may, at any time, alter, amend, suspend, discontinue or terminate this Plan; provided, however, that, except as provided in Section 7 or 11(f), no such action shall adversely affect the rights of Grantees with respect to Options previously granted hereunder.

Adopted by the Board of Directors

of Michael Kors (USA), Inc. on July 7, 2011